July 28, 2022 Securities and Exchange Commission 100 F Street N.E. Washington, D.C. 20549 Commissioners: We have read Item 4.01 of Form 8-K dated July 28, 2022 (the “Form 8-K”) of Freedom Holding Corp. (the “Company”), and we agree with the statements made concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein. Very truly yours, WSRP, LLC Salt Lake City, Utah info@wsrp.comwww.WSRP.com SALT LAKE CITY, UT | 155 NORTH 400 WEST STE 400, SLC, UT 84103 | PHN 801.328.2011 FAX 801.328.2015 OGDEN, UT | 4605 SOUTH HARRISON BLVD STE 201, OGDEN, UT 84403 | PHN 801.328.2011 FAX 801.689.2303 Exhibit 16.1